Exhibit 10.6

INTREPID BRANDS, LLC

OPTION AGREEMENT

THIS UNIT OPTION AGREEMENT (“Agreement”) is made and entered into as of __________ , 2014 (the “Option Date”), by and between Intrepid Brands, LLC, a Delaware limited liability company (“Company”), and ___________, an Employee, Consultant or Manager of the Company (“Participant”).

RECITALS:

The Company has adopted the Intrepid Brands, LLC 2014 Option Plan (“Plan”) to enhance the ability of the Company to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert efforts for the success of the Company.

The Company desires to grant Participant an option to acquire Common Units of the Company (“Common Units”) pursuant to the terms and conditions of the Plan and this Agreement.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.             Grant of Option; Exercise Price.

(a)           Grant. The Company hereby grants to Participant, as a matter of separate inducement and agreement in connection with Participant’s service to the Company, the right and option to purchase (“Option”) all or any part of an aggregate of  __________ Common Units (“Option Units”), on the terms and conditions set forth herein and in the Plan, subject to adjustment as provided in Section 8 of the Plan, at a purchase price per Option Unit of $1.00 (“Exercise Price”). The Exercise Price is equal to the Fair Market Value of the Common Stock on the date hereof, which is the date on which the Option was granted to Participant (“Option Date”). This Option is not intended to qualify as an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)           Exercisability. Vested Options may be exercised at the earlier of (i) the Company begins to be treated as a partnership for Federal income tax purposes (other than such treatment arising soley by exercise of this option), and (ii) the occurance of a Change of Control.

(c)            Vesting. Subject to the earlier termination of the Option as provided in Section 4 of this Agreement or as otherwise provided in this Agreement or the Plan, the Option shall vest as follows:

Vesting Date	% of Option Units
Option Date	50%
1st Anniversary of Option Date	25%
2nd Anniversary of Option Date	25%

2.             Term of Option. The Option shall continue for a term of 20 years from the Option Date, unless sooner terminated as provided in Section 4 of this Agreement or as otherwise provided in this Agreement or the Plan (“Termination Date”).

3.            Manner of Exercise. At any time and from time to time prior to the time when the Option expires or is otherwise cancelled under the Plan or this Agreement, the exercisable portion of the Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Units. During the lifetime of the Participant, only the Participant may exercise the Option; provided, however, that the Participant’s Eligible Representative may exercise the Option during the period of the Participant’s Disability. After the death of the Participant, any exercisable portion of the Option may, prior to the time when such Option or portion thereof becomes unexercisable under the Plan or this Agreement, be exercised by the Participant’s Eligible Representative. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when such Option or such portion expires or is otherwise cancelled under the Plan or this Agreement:

(i)             Notice in writing signed by the Participant or the Participant’s Eligible Representative, stating that such Option or portion thereof is exercised, and specifically stating the number of Option Units with respect to which the Option or portion thereof is being exercised;

(ii)            A copy of the LLC Agreement signed by the Participant or the Participant’s Eligible Representative, as applicable;

(iii)           Full payment of the Exercise Price of the Option Units with respect to which such Option (or portion thereof) is thereby exercised in accordance with any method prescribed by Section 6 of the Plan;

(iv)           The payment to the Company of all amounts necessary to satisfy any and all Federal, state and local tax withholding requirements arising in connection with the exercise of the Option in accordance with any method prescribed by Sections 6 and 10(d) of the Plan;

(v)           Such representations and documents as the Company’s Board of Managers deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or state securities laws or regulations. The Board of Managers may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

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(vi)           In the event that the Option or portion thereof shall be exercised pursuant to Section 5(b) of the Plan by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

4.             Termination of Service. In the event that the Grantee’s Service is terminated for any reason other than Cause, all Vested Options held by the Grantee as of the date of such termination shall remain outstanding, subject to the terms of the Plan, and all Unvested Options held by the Grantee as of the date of such termination shall be immediately forfeited and cancelled.

5.            Exercise Upon Change of Control. In the event of a Change of Control, this Option shall become fully vested. Upon a Change of Control, Options will be eligible for exercise; provided, however, (i) in the event of a merger or consolidation, the Options will be cashed out pursuant to Section 8 of the Plan, and (ii) in the event of a Change of Control not constituting a merger or consolidation, Options will be cashed out by the Company upon exercise after a Change of Control, except as provided in an agreement governing a merger or consolidation.

6.            Agreement Does Not Grant Retention Rights. Neither the granting of the Option, nor the exercise thereof, shall be construed as conferring upon the Participant any right to continue to be employed by or otherwise provide services to the Company or NTC for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any subsidiary of the Company) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s employment or service to the Company or any subsidiary of the Company at any time and for any reason, with or without Cause;

7.             Additional Provisions.

(a)            Withholding. As a condition to the exercise of the Option, Participant shall make such arrangements as the Company may require for the satisfaction of any Federal, state, local or foreign withholding obligations that may arise in connection with such exercise. The Company shall be permitted to make appropriate withholdings from any and all sums due and owing to the Participant for Federal, state and local income or other taxes that are due in connection with the exercise of the Option. The Participant shall also make such arrangements as the Company may require for the satisfaction of any Federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Option Units acquired upon exercise of the Option.

(b)           No Rights as a Company Member or Equity Holder; Transfer Restrictions. The Participant shall not be, nor have any of the rights or privileges of, a member or equity holder of the Company in respect of any Option Units unless and until the Participant has signed the LLC Agreement provided by the Board of Managers and such Option Units have been issued by the Company to the Participant. If the Participant is not a party to the LLC Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Participant enter into the LLC Agreement. Common Units acquired upon exercise of the Option shall be subject to the terms and conditions of the LLC Agreement; provided, however, that if there is a conflict between the terms of the LLC Agreement and this Agreement or the Plan, the terms of this Agreement and the Plan shall govern the Option Units.

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(c)            Option Not Transferable Except in Event of Death. The Option may not be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution or in the case of a transfer by the Participant with the prior written consent of the Board of Managers in its sole discretion. The Option may not be subject to execution or other similar process. If the Participant attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Participant’s rights hereunder, except as provided herein, or in the event of any levy, attachment, execution or similar process upon the rights or interests hereby conferred, the Company may, in its sole and absolute discretion, terminate the Option by notice to Participant and it shall thereupon become null and void.

(d)           Option Terminates Upon Termination Date. Notwithstanding any provision contained herein to the contrary, this Option shall terminate and become null and void and of no effect after the Termination Date.

(e)           Incorporation of Plan. This Agreement is, and shall be in all respects, subject to the terms and conditions of the Plan, a copy of which the Participant acknowledges receiving prior to the execution hereof. In the event of any conflict in terms between this Agreement and the Plan, the terms of the Plan shall be controlling.

(f)           Securities Law Requirements. Option Units may not be issued unless the issuance and delivery of such Units comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, State securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the issuance of any Option Units, and accordingly any certificates for Option Units may bear an appropriate legend or statement of applicable restrictions applicable to such Units. As a condition to the issuance of the Option Units, the Participant must deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of the Option Units is not required to be registered under any applicable securities laws

(g)           Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

(h)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such state. Participant and the Company irrevocably agree that any legal action or proceeding arising out of or relating to this Agreement may be brought and determined in any court of the Commonwealth of Kentucky or Federal court sitting in Louisville, Kentucky, and Participant and the Company each irrevocably submit to the jurisdiction of the aforesaid courts in any legal action or proceeding arising out of or relating to this Agreement. Participant and the Company irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that such party may have to venue or the convenience of the forum of any action with respect to this Agreement in any court of the Commonwealth of Kentucky or Federal court sitting in Louisville, Kentucky.

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(i)             Defined Terms. All defined terms used herein which are defined in the Plan shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTREPID BRANDS, LLC
(“Company”)

By:
Title:

Participant signature

Name:
(please print)

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